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                                                                    EXHIBIT 10.4


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is entered into this 25th day of January, 1999, by and between Gene Messer Ford, Inc., a Texas corporation ("Seller"), and Delaware Acquisitions - F, L.L.C., a Delaware limited liability company ("Purchaser").

                              EXPLANATORY STATEMENT

         WHEREAS, Seller is presently a party to a Sales and Service Agreement with Ford Motor Company ("Ford") ("Manufacturer"); which provide for the sale and service of Ford vehicles ("Dealership") at 6000 W. 19th Street, Lubbock, Texas (the "Dealership Location"); and

         WHEREAS, Purchaser wishes to acquire substantially all of the assets of Seller for the purpose of succeeding Seller as the authorized Ford dealer at the Dealership Location.

         WHEREAS, the Seller is one of six (6) affiliated companies (the "Companies") that own dealerships that sell new vehicles manufactured by various manufacturers;

         WHEREAS, the Purchaser and affiliates has made an offer to buy substantially all of the assets of the Companies under the terms and conditions set forth herein;

         WHEREAS, the Companies are dependent on each other for management skills, training, "best practices," and economies of scale, and the Seller could not operate its business effectively without the benefits it receives from the other Companies;

         WHEREAS, while the parties have allocated the value of the goodwill among the Companies based upon an objective formula, the effect of each Company on the combined goodwill of all of the Companies as a group is significantly greater than the goodwill allocated to each Company separately;

         WHEREAS, the Seller would not sell the Assets to Purchaser unless Purchaser continues the existing relationships among the Companies and Purchaser and affiliates buy substantially all of the assets of the Companies;

         WHEREAS, the Purchaser's agreement to purchase the assets of Seller is contingent upon Purchaser's and affiliates ability to acquire substantially all of the assets of the Companies;

         WHEREAS, it is the expectation of both Seller and Purchaser and a material term of this Agreement that substantially all of the assets of all of the Companies will be controlled by one entity and their names, local management, employees and goodwill be preserved;

         WHEREAS, Seller is presently a party to a franchise agreement with NAPA which provides for the sale of NAPA parts, accessories, paint and automotive products in Lubbock, Texas;



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         NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser hereby agree as follows and each of the Companies agrees as set forth in separate agreements (the "Related Agreements") of even date herewith, with each purchaser under each Related Agreement, all of which are conditioned on the purchase by Purchaser or affiliates of substantially all of the assets of the Companies, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Earnest Money. Purchaser has delivered to Seller the Earnest Money deposit of Fifty Thousand and No/100 Dollars ($50,000.00). If the transactions contemplated by this Agreement are consummated, the Earnest Money shall be delivered to Seller at Closing (as hereinafter defined) and applied against the Purchase Price. If sale fails to close for any reason other than Purchaser's default, the Earnest Money shall be refunded to Purchaser. If Purchaser elects not to close for any reason other than: (i) Seller's default; or (ii) failure to satisfy the approvals required in Section 4.1, below; the Earnest Money shall be paid to Seller as full and complete liquidated damages in full relief and discharge of any and all obligations of Purchaser hereunder. Upon execution of this Agreement, Purchaser has delivered to Seller, and Seller acknowledges receipt of, One Hundred and no/100 Dollars ($100.00) (the "Independent Consideration"), as consideration for Purchaser's right to purchase the Assets and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

         2. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase and take from Seller certain assets, property rights, tangible and intangible, of the Dealership more specifically described below ("Assets"), all of which are presently being used in the operation of the Dealership, for the purpose of succeeding the Seller as the authorized Ford dealer at the Dealership Location.

         2.1.Purchase Price. The purchase price for the Assets to be sold and transferred by Seller to Purchaser shall be the total of the items listed in Sections 2.1.1. through 2.1.11. (collectively, the "Purchase Price"):

         2.1.1. Purchaser agrees to purchase all new, unused and undamaged current model year motor vehicles with less than Six Thousand (6,000) miles in Seller's inventory at the Closing Date (as hereinafter defined). Vehicles with more than Six Thousand (6,000) miles shall be considered used and sold pursuant to the terms of Section 2.1.2, below. Purchaser shall pay factory invoice, less: holdback, floor plan assistance or interest credits, model year change-over allowances, full fuel tank reimbursement, or other manufacturer allowances or incentives paid or payable to Seller. Vehicles in inventory which previously have been delivered to a customer together with the Manufacturer's Certificate of Origin ("MCO") (e.g. "unwinds" or "back-outs") shall be considered used cars and sold pursuant to the terms of section 2.1.2, below. Seller will furnish proper documentation (including an "R.D.R. card", "sale card," or comparable documentation) to Purchaser so that Purchaser




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                  may subsequently sell, transfer and register such vehicles as new vehicles. Seller shall disclose all damage as well as any repairs made to any vehicle. Any vehicle previously damaged, even if repaired, if the cost of repairing such damage exceeds or has exceeded Five Hundred Dollars ($500), shall be considered used cars and sold pursuant to the terms of section 2.1.2, below. Installed accessories shall be purchased at actual dealer cost, except Purchaser shall not pay for rust-proofing, undercoating, scotch-guarding, non-Manufacturer alarm systems, interrupt systems, theft prevention devices and similar dealer additions. A list of new vehicles together with the information to calculate the Purchase Price, will be provided to Purchaser at least Five (5) days prior to the Closing Date.

         2.1.2. Purchaser will purchase all of the used vehicle inventory of Seller, which are less than Seventy Five (75) days old, at the book value of the vehicles, as reflected on Seller's books, less the "Pack" added to the book value of the vehicles by Seller. Purchaser will purchase all of the used vehicle inventory of Seller, which is more than Seventy Five (75) days old, at the current wholesale market value of the vehicles as determined by the Purchaser, provided that Seller may retain any of said used vehicles if Seller is not satisfied with the valuation established. Seller shall deliver titles to all used vehicles within One Hundred Twenty (120) days after the Closing Date. Seller guarantees the delivery of the used car titles to Purchaser. If Seller is unable to deliver the title to a vehicle within One Hundred Twenty (120) days after the Closing Date, Seller will repurchase the vehicle.

         2.1.3. Purchaser agrees to purchase Seller's actual verifiable inventory of new, unused, undamaged and non-obsolete Manufacturer's parts and accessories. Purchase Price will be those dealer prices in accordance with the Manufacturer's Price Schedules in effect on the Closing Date. Seller shall assign to Purchaser the termination rights provided by each Manufacturer's Sales and Service Agreement, to the extent same exist or are assignable. In the alternative, Seller agrees to allow Purchaser to exercise any and all Seller's termination rights in Seller's name.

         2.1.4. Purchaser agrees to purchase Seller's actual verifiable inventory of after-market parts and accessories. The Purchase Price will be the dealer's actual cost.

         2.1.5. Purchaser agrees to purchase Seller's work in process for an amount equal to Seller's actual cost for sublet repairs and Seller's internal rate for labor and parts, as reflected on outstanding repair orders as of the Closing Date.

         2.1.6. Purchaser shall purchase all oil and grease in Seller's possession at Seller's cost.

         2.1.7. Purchaser shall purchase from Seller all of the fixed assets including all machinery and shop equipment, special tools, parts and accessories equipment, furniture and fixtures, and company vehicles. Purchaser shall purchase the fixed assets of Seller listed in SCHEDULE 2.1 ("Fixed Asset List") attached hereto, for Two Hundred Ninety Nine Thousand Four Hundred Thirty Two and no/100 Dollars ($299,432.00). The Fixed Asset List shall be deemed to include all fixed assets



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                  located at the Dealership Location, even if omitted from
                  SCHEDULE 2.1, unless said asset is specifically listed on
                  SCHEDULE 2.2 ("Retained Assets") attached hereto, in which case the asset shall be retained by Seller. Seller agrees to provide Purchaser with SCHEDULES 2.1 and SCHEDULE 2.2 for attachment hereto, on or before March 15, 1999.

         2.1.8. Seller will transfer to Purchaser all parts catalogues, service manuals, films, videos, instructional materials, vehicle literature, supplies and other assets used in the sales or service of Ford vehicles and used vehicles, and Hillcrest Country Club stock ("Other Assets") (specifically excluding Retained Assets") whether or not such assets are considered fixed assets or are reported as such on Seller's books and records or listed on the attached SCHEDULE 2.1. Purchaser shall purchase the Other Assets of Seller for Five Thousand and no/100 Dollars ($5,000.00).

         2.1.9. Purchaser will assume Seller's obligations under the lease agreements and contracts listed on the attached SCHEDULE 2.4 ("Leased Assets"). Purchaser will also assume the obligations for the computer, telephone, copier, and manufacturer required leased equipment. In addition Purchaser will assume other leases not otherwise described above with a total monthly obligation not to exceed One Thousand and no/100 Dollars ($1,000.00) per month, in the aggregate. A copy of the lease agreements and contract listed on SCHEDULE 2.4, together with any amendments thereto, shall be delivered to Purchaser as soon as practical after execution of this Agreement. Seller agrees to provide Purchaser with SCHEDULE 2.4 for attachment hereto, on or before March 15, 1999.

         2.1.10. Purchaser shall receive all contract rights, warranties, and intangible assets, including the right to use Seller's telephone numbers. Purchaser shall receive all sales and service files and parts records, customer lists, computer files containing sales and service files, parts records and customer lists and all other information and documents which are necessary and/or which might be useful in the furtherance of the dealership business (Seller shall retain its employee personnel files, general ledgers, sub-ledgers, canceled checks, journals, vouchers, tax returns and other accounting ledgers.). Purchaser agrees to pay Seller for the goodwill, the sum of Sixteen Million Six Hundred Eighty Thousand Five Hundred Six and No/100 Dollars ($16,680,506.00).

         2.1.11. Purchaser agrees to purchase Seller's actual verifiable inventory of NAPA parts, accessories, paint and automotive products. The Purchase Price will be the Seller's actual cost.

         2.2. Liens and Encumbrances. All Assets will be transferred free of any liens or encumbrances, except for the obligations which Purchaser agrees to assume, as listed on the attached Schedule 2.3 ("Assumed Liabilities").



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         3. Supplemental Agreements.

         3.1. Maintenance of Business Prior to Closing. Seller agrees that prior to Closing it shall operate its business in a manner consistent with prior business practice. In connection therewith, the parties agree that Seller may dealer trade vehicles for similar models, but Seller shall not liquidate or otherwise dispose of any of its new vehicles other than in the ordinary course of business to retail buyers. Seller agrees to maintain its advertising expenditures and activities commensurate with prior business practices. Seller shall not advertise a "Going Out of Business" sale. Seller agrees to pay (or contest, if disputed) Seller's trade payables, including Seller's telephone and yellow pages bills, through the Closing Date. All revenue and expenses prior to Closing shall be the benefit and burden of Seller.

         3.2. Seller's Name. Seller shall assign all rights to the name "Gene Messer Ford" to Purchaser. Purchaser may not assign this Agreement or any right hereunder to any unrelated third party. Seller values its name and reputation in the community, has investigated Group 1 and its management and believes that Group 1 and Purchaser will preserve and carry forward the name and reputation that Seller, and its primary owner, Gene Messer, whose name is used in the business, has established in its community for many years. Purchaser and Group 1 agree that it will not assign this Agreement or any rights hereunder to any unrelated third party, and in the event that substantially all of the assets of the Dealership or the equity ownership of the Dealership are acquired by any party other than Group 1 or an entity controlled by Group 1, the name "Messer" shall immediately cease to be used in the promotion and name of the dealership so acquired by the third party. In the event there is an adverse change in the operations to the extent that the integrity of the name Gene Messer is impacted, Seller shall have the opportunity to request the Board of Directors of Group 1 ("Board"), that the name "Messer" be removed from the dealership within a reasonable period of time. After due consideration of the facts and circumstances of this request, the decision of the Board will be final.

         3.3. Prepaids. Seller shall retain all prepaid accounts, provided however, that Seller and Purchaser may review the prepaid accounts and transfer any such prepaid accounts as they determine mutually beneficial, at the amount agreed to by them.

         3.4. Liabilities. Purchaser is not assuming the floor plan liabilities of Seller. As of the Closing Date, Seller and Purchaser shall obtain the complete release and discharge of the floor plan liability secured by liens on vehicles or other assets conveyed under this Agreement. Purchaser is not assuming any other liabilities of Seller, except as otherwise provided herein.

         3.5. Retail Orders. On the Closing Date, Seller shall turn over or assign by proper and appropriate instruments to Purchaser all unfulfilled retail orders and customer deposits attributable thereto, held by Seller as of the Closing Date. Purchaser shall assume such retail orders and responsibility to the customer for making future delivery of any vehicle covered by the orders.

         3.6. Allocation of Purchase Price. Purchaser and Seller agree that the purchase price is allocated for the purposes of Section 1060 of the Internal Revenue Code 1986, as amended, in accordance with the value set forth for each class of asset and for each corporation, as listed on



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the attached EXHIBIT "A" ("Allocation of Purchase Price"). The parties hereto agree that each of them will timely file with the Internal Revenue Service Form 8594 and that all tax returns or other tax information any party hereto files or cause to be filed with any governmental agency including the Internal Revenue Service, will be prepared in a manner that is consistent with this section.

         3.7. Property Taxes. All real and personal property taxes on property owned or leased by Seller, which are not covered by the VIT (as hereinafter defined), for the current year shall be prorated to the Closing Date. If the amount of property taxes for the current tax year has not been fixed by the Closing Date, the proration of such taxes shall be based upon the preceding tax year's assessment. Purchaser shall receive the prorated taxes and shall pay the full tax amount when due. Purchaser shall collect and remit the "vehicle inventory tax" under Section 23.122 of the Texas Property Tax Code ("VIT") on each vehicle sold by Purchaser after the Closing Date through December 31, 1999. All such remittances shall be applied to the 1999 VIT liability of the Dealership. If the aggregate of all remittances is not sufficient to fully discharge Dealership's liability, Seller shall be liable for the balance of tax owing.

         3.8. Information Releases. Purchaser and the Seller will jointly prepare and issue all releases of information relating to the sale. Subject to the prior sentence, if inquiries are made by any person with respect to any transaction contemplated by this Agreement, Seller and Purchaser will consult each other prior to responding to such inquiries.

         3.9. Business Records. Seller shall not copy or remove any of the records described in Section 2.10 from the dealership premises prior to the Closing Date and shall return any of such records previously removed. Seller agrees that such information is extremely important to Purchaser and promises to retain such information in strict confidence and will not disclose any such information to Purchaser's competitors or other parties. Purchaser agrees that Purchaser will retain such information for a period not less than seven (7) years after the Closing Date and that Seller and Seller's representatives may have access to review and copy such information during Purchaser's regular business hours if such information is necessary for Seller's business purposes. Purchaser and its representatives may have access to review and copy any records retained by Seller during Seller's regular business hours if such information is necessary in Purchaser's operation of the dealership business after Closing. Seller agrees to remove all retained records from the Dealership Location with thirty (30) days after the Closing Date. If Purchaser wishes to destroy any of the business records transferred by Seller, within Seven (7) years of the Closing Date, Purchaser shall notify Seller prior to such destruction, in order that Seller may retain such records.

         3.10. Access of Purchaser. During the period from the date of this Agreement to the Closing Date, Purchaser shall have full and free access to the offices, property, records, files, books of account and tax returns of Seller insofar as they relate to the Dealership business (save and except employee files), through Seller's employees, independent public accountants and outside consultants; provided however, that such access shall be conducted at a mutually convenient time to be determined by Purchaser and Seller, during normal business hours and in a manner that does not unreasonably interfere with Seller's normal operations and employee relations.



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         3.11. Confidentiality. Group 1, Purchaser, Seller and Stockholders
agree, and they agree to cause their officers, directors, employees, representatives and consultants, to hold in confidence and not to disclose to others for any reason whatsoever, any and all non-public information received by it or its representatives in connection with this transaction, including but not limited to all terms, conditions and agreements related to this transaction, except (i) as required by law; and (ii) for disclosure to officers, directors, employees, attorneys, accountants and other representatives of Seller as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Seller's business. In the event the transactions contemplated by this Agreement are not consummated, Seller will return all non-public documents and other material obtained from Purchaser or its representatives in connection with the transactions contemplated hereby or certify to Purchaser that all such information has been destroyed. Neither party will make a public statement without the other parties consent.

         3.12. Post Closing Accounting. Purchaser and Seller agree that if subsequent to Closing either party receives any funds (including credits on accounts) to which the other party is entitled, such party will immediately pay such amounts to the other party. Purchaser will assist Seller with the collection of Seller's receivables. Purchaser and Seller will cooperate to pro-rate all billings received by either party, which include charges applicable to both Purchaser and Seller. Purchaser further agrees: (i) that if subsequent to Closing Purchaser receives any amounts of money to which any Seller is entitled, such as, but not limited to, manufacturer payments relative to warranty work or holdback, Purchaser will immediately make payment to such Seller of any such amount; and (ii) to assist each Seller in collecting any amounts due and owing to such Seller from the applicable manufacturer, such as for warranty work or holdbacks.

         3.13. Termination. Seller, at no further cost or expense, may terminate this Agreement if at any time after the date first written above and prior to the Closing Date, the closing price of the Group 1 Automotive, Inc. ("Group 1") Common Stock on the New York Stock Exchange is less than Five and no/100 Dollars ($5.00) per share (as adjusted for splits).

         3.14. Finance Reserves. Purchaser shall receive all finance reserves, if any, and shall assume responsibility for all chargebacks of unearned finance income, vehicle service contracts and credit life insurance, other than chargebacks from default or early payoff prior to the customer making three (3) regular installment payments under the agreement.

         3.15. Stock Options. An integral consideration for this Agreement and the Related Agreements is the post-closing acceptance of non-dealer ownership of the employer by select employees of Seller. To aid in this employee acceptance of the change in ownership of employer, Group 1 agrees to make available to selected employees options to acquire Group 1 common stock on the same basis as employees of its other dealerships. The numbers of such options will be consistent with the numbers of options awarded to other similarly sized Group 1 owned dealerships. Nothing herein shall be construed to mean that any employee is entitled to, or will receive, any stock options.

         3.16. Expenses. Regardless of whether the transaction contemplated herein is consummated, all costs and expenses in connection with this Agreement and the transactions



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contemplated hereby incurred by Purchaser shall be paid by Purchaser and all such costs and expenses incurred by Sellers and Stockholders shall be paid by the Sellers; provided, however, that Group 1 shall pay for all costs associated with (i) preparation of the HSR Act filing and the HSR filing fees; and (ii) application and approval process with the Manufacturer.

         3.17. Right of First Refusal. If within Ten (10) years of the Closing Date, Purchaser agrees to transfer the Sales and Service Agreement for Ford ("Franchise") to an independent third party (an entity not owned or controlled by Group 1), in a transaction that is not part of the Manufacturer's channelling or alignment programs (e.g. "Project 2000"), any such agreement shall be subject to the terms and provisions of this Section 3.17 and Seller shall have the right of first refusal upon such assets transferred. If Purchaser enters into an agreement to transfer the Franchise ("Transfer Agreement") in a transaction which is subject to this right of first refusal, then Purchaser shall deliver a copy of the Transfer Agreement together with the financial and operating information provided to the prospective transferee, to Seller ("Notice"). Seller will have thirty (30) days from the Notice date to exercise Seller's right to assume the prospective transferee's position under the Transfer Agreement. If Seller exercises the right of first refusal, Seller must comply with all terms, conditions and covenants of the Transfer Agreement. If Seller does not respond to the Notice within thirty (30) days it will be deemed refused by Seller. If Seller does not exercise the right of first refusal, then Purchaser may complete the transaction contemplated in the Transfer Agreement, upon the terms and conditions contained therein. If Purchaser does not close the transaction contemplated in the Transfer Agreement within One Hundred Eighty (180) days, then Seller's right of first refusal on such assets shall be reinstated.

         3.18. Benefit Plans. Group 1 shall cause the employee benefit plans and programs maintained after the Closing Date by Group 1 and Purchaser to recognize each current employee's years of service and level of seniority prior to the Closing Date with Seller and their affiliates for purposes of terms of employment and eligibility, vesting, and benefit determination under such plans and programs (other than benefit accruals under any defined benefit pension plan).

         4. Conditions to Sale.

         4.1. Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser with respect to actions to be taken by Purchaser at or before the Closing are subject to the satisfaction, or the written waiver by the Purchaser of each of the following conditions:

         4.1.1. Approval of Purchaser, at Purchaser's sole cost and expense, for a new Sales and Service Agreement for Ford.

         4.1.2. Approval for and receipt by Purchaser of all appropriate licenses and permits for operation of the Dealership at the Dealership Location, including but not limited to approval by the Motor Vehicle Division of the Texas Department of Transportation as the franchise dealer for Ford at the Dealership Location.

         4.1.3. All representations and warranties of Seller as set forth herein are true and accurate as of the Closing Date and Seller has performed or is prepared to perform at



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                  Closing, all of its obligations, covenants and agreements
                  hereunder to be performed prior to or at Closing.

         4.1.4. Delivery of the documents, certificates and resolutions described in Section 5.2, in form and substance reasonably satisfactory to Purchaser.

         4.1.5. Receipt of a Phase I environmental survey, and any Phase II procedures recommended by the survey firm, at Seller's expense, prepared by a firm approved in writing by Purchaser, showing no environmental problems or recommended actions, (as determined by Purchaser in its discretion).

         4.1.6. Execution and delivery of a lease agreement in the form attached hereto as Exhibit "B" for the Dealership Location ("Lease Agreement").

         4.1.7. Execution and delivery of an employment agreement by and between Group 1 and Gregory W. Wessels, and Group 1 and Gene Messer in the form attached hereto as Exhibit "C1" and Exhibit "C2" (respectively "Employment Agreements").

         4.1.8. Closing of the transactions contemplated in the Related Agreements pursuant to the terms of the Related Agreements.

         4.1.9. Receipt by Purchaser, at Seller's expense, of a Lessee's Title Insurance Commitment, issued by the Title Company, approved by Purchaser, subject only to the Permitted Exceptions, as described on SCHEDULE 4.1 ("Permitted Title Exceptions").

         4.1.10. Receipt by Purchaser, at Seller's expense, of a current ALTA survey to ACSM urban class standards, of the Property showing the location of all of the Improvements, prepared by a licensed surveyor, approved by Purchaser.

         4.1.11. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

         4.1.12. Purchaser shall have received the opinion of Seller's legal counsel, dated the Closing Date and satisfactory in form and substance to Purchaser and its counsel, as to the following items, with customary qualifications and in reliance upon documents customarily relied upon in giving such opinions. Such opinion may be limited to matters governed by the federal laws of the United States and the laws of the state of Texas.

                  (a) Due incorporation and existence of Seller and the corporate power of Seller to execute, deliver and perform the Asset Purchase Agreement.

                  (b) Due authorization, execution and delivery of the Asset Purchase Agreement, Bill of Sale and Lease (as to the Stockholders of Seller and entities controlled by them which are party to the Lease).



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                  (c)      Binding effect of the Asset Purchase Agreement and
                           Bills of Sale.

                  (d) Absence of any violation of the charter or by-laws of Seller by reason of the execution, delivery or performance of Asset Purchase Agreement.

         4.1.13. Closing of the transactions contemplated in the Related Agreements.

         4.1.14.  Approval of Purchaser, for a new NAPA franchise.

         4.2. Conditions Precedent to Obligations of Seller. The obligation of Seller with respect to actions to be taken by Seller at or before the Closing are subject to the satisfaction, or the written waiver by the Seller of each of the following conditions:

         4.2.1. All representations and warranties of Purchaser as set forth herein are true and accurate as of the Closing Date and Purchaser has performed all of its obligations, covenants and agreements hereunder to be performed prior to or at Closing.

         4.2.2. Execution and delivery of the Lease Agreement and related lease guaranty in the form attached hereto as Exhibit "D" ("Lease Guaranty").

         4.2.3.   Execution and delivery of the Employment Agreements.

         4.2.4. Closing of the transactions contemplated in the Related Agreements pursuant to the terms of the Related Agreements.

         4.2.5. Seller shall have received the opinion of Purchaser's legal counsel, as of the Closing Date and satisfactory in form and substance to Sellers, Stockholders and their counsel, as to the following items, with customary qualifications and in reliance upon documents customarily relied upon in giving such opinions. Such opinion may be limited to matters governed by the federal laws of the United States and the laws of the states of Delaware and Texas.

                  (a) Due incorporation and existence of Purchaser and the power of to execute, deliver and perform the Asset Purchase Agreement.

                  (b) Due authorization, execution and delivery of the Asset Purchase Agreement, Lease, and related Lease Guaranty agreement.

                  (c) Binding effect of the Asset Purchase Agreement, Lease, and Lease Guarantee agreements, with certain qualifications.

                  (d) Absence of any violation of the articles of organization, operating agreement of Purchaser, or the charter or by-laws of Purchaser by reason of the execution, delivery or performance of Asset Purchase Agreement.

                  (e) Due incorporation and existence of Group 1, and the shares of Group 1 Common Stock have been duly authorized, and when issued in accordance with the terms of the Asset Purchase Agreement, will be fully paid and non-assessable.

         4.2.6. Closing of the transactions contemplated in the Related Agreements.

         5.   Closing.

         5.1. Time of Closing. Unless otherwise agreed to in writing by the parties, Closing shall take place in Lubbock, Texas, on the first Monday following the receipt of the approvals required in Section 4.1.1, 4.1.2, and 4.1.11., above, and receipt of the approvals required in Section 4.1.1, 4.1.2 and 4.1.11 of each of the Related Agreements ("Closing Date"). Provided however, that if the Closing has not taken place by September 30, 1999, then Seller or Purchaser at no further cost or expense as a result of the act of terminating, may terminate this Agreement at any time by written notice to the other party.

         5.2. Seller's Actions at Closing. At Closing, Seller shall deliver to Purchaser at Seller's sole cost and expense, such bills of sales, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer as provided for herein, and any other instruments in form and substance acceptable to Purchaser as shall be necessary to vest effective in Purchaser all right, title, and interest in and to the Assets, free and clear of all liens, charges, encumbrances, pledges or claims of any nature (except as provided herein), including without limitation, the following:

         5.2.1. General bills of sale fully and properly executed by Seller vesting in Purchaser good and marketable title to the Assets, in the form attached hereto as Exhibit "E" ("Bill of Sale").

         5.2.2. Fully and properly executed transfers of MCOs for all vehicles transferred to Purchaser.

         5.2.3. Fully and properly executed transfers of title for all company vehicles and used vehicles, subject to the provisions of
                  Section 2.1.2.

         5.2.4. A certificate executed by Seller's president in his corporate and not in his individual capacity, certifying that, as of the Closing Date, all of the representations and warranties of Seller are true and correct in all respects and that each and every covenant and agreement to be performed by Seller prior to or as of the Closing Date pursuant to this agreement has been performed in all respects.

         5.2.5. A certificate of corporate existence in good standing for Seller from the State of Texas dated within thirty (30) days of the Closing Date.

         5.2.6. A copy of resolutions duly adopted by Seller authorizing and approving Seller's performance of the transaction contemplated herein and the execution and delivery of all documents in connection with such transactions, certified by the secretary of Seller, as true in full force as of the Closing Date.

         5.2.7.   Possession of the Assets.

         5.2.8. Such other instruments and documents as Purchaser may reasonably consider necessary to effect the transactions contemplated herein.

         5.2.9.   Executed Lease Agreement.

         5.2.10.  Executed Employment Agreements.

         5.2.11.  Opinion of Seller's counsel referred to in Section 4.1.13.

         5.2.12. Such other instruments and documents as Purchaser may reasonably consider necessary to effect the transactions contemplated herein.

         5.3. Actions of Purchaser at Closing. At the Closing, Purchaser shall deliver the following:

         5.3.1. Payment for the Purchase Price of the Assets less the Earnest Money, and release any claim to the Earnest Money ("Closing Payment"), as follows:

                  (a)      The number of shares of Group 1 Common Stock equal to
                           (x) Five Million and no/100 Dollars ($5,000,000.00), divided by (y) the average closing price of the Group 1 Common Stock on the New York Stock Exchange for the Five (5) consecutive trading days ended on the third trading day prior to the Closing Date. The stock certificates representing the Group 1 Common Stock shall be delivered to the Stockholders within Five
                           (5) business days after the Closing Date. No fractional shares of Group 1 Common Stock will be issued, but in lieu thereof, Seller shall receive cash for any fractional shares.

                  (b) Immediately available funds to Seller in the amount of Purchase Price less: (i) the Earnest Money, and
                           (ii) Five Million and no/100 Dollars ($5,000,000.00), shall be delivered (or wired) to Seller on the Closing Date.

         5.3.2. A copy of resolutions duly adopted by Purchaser authorizing and approving Purchaser's performance of the transactions contemplated herein and the execution and delivery of all documents in connection with such transactions, certified by the secretary of Purchaser, as true in full force as of the Closing Date.

         5.3.3. A certificate executed by Purchaser's Manager certifying that, as of the Closing Date, all of the representations and warranties of Purchaser are true and correct in all respects and that each and every covenant and agreement to be performed by Purchaser prior to or as of the Closing Date pursuant to this Agreement has been performed in all respects.

         5.3.4. A certificate of existence for Purchaser from the State of Delaware.

         5.3.5.   Executed Lease Agreement and Lease Guaranty.

         5.3.6.   Executed Employment Agreements.

         5.3.7.   Opinion of Purchaser's counsel referred to in Section 4.2.5.

         5.3.8. Such other instruments and documents as Purchaser may reasonably consider necessary to effect the transactions contemplated herein.

         6. Representations and Warranties. All representations and warranties made herein by Purchaser and Seller shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and shall not be affected by any investigation, verification, or approval by any party hereto or by anyone acting on behalf of any such party.

         6.1. Purchaser. Purchaser represents and warrants to Seller as follows:

         6.1.1. Purchaser is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite authority and power to enter into this Agreement and performs its obligations herein. The execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated herein have been authorized by all requisite company actions on the part of Purchaser.

         6.1.2. This Agreement constitutes the valid and binding obligations of Purchaser enforceable in accordance with its terms. All documents or agreements being executed and delivered at closing by Purchasers will constitute valid and binding obligations of Purchaser enforceable in accordance with its terms.

         6.1.3. Neither the execution or delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated herein will (i) conflict with or result in a breach of, the terms, conditions or provisions of, or constitute a default under the Articles of Organization, Operating Agreement, resolutions or consents of Purchaser, or any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party; or (ii) violate any law or regulation to which Purchaser is or will be subject.

         6.1.4. Purchaser is not aware of any facts or matters of which Seller is not aware which would materially and adversely affect Purchaser's future business operations or the current or future value of Purchaser's stock or securities.

         6.1.5. Purchaser, to the best of Purchaser's knowledge, warrants that there are no actions, suits, claims, investigations or other proceedings pending and there is no action, suit, claim, investigation, proceeding, grievance, or controversy threatened against the Purchaser that could affect the ability to consummate the transaction contemplated in this Agreement. Furthermore, no governmental agency has at any time challenged or questioned, or commenced or given notice of intention to commence any investigation relating to the transactions which are the subject of this Agreement.

         6.1.6. Purchaser will use is best efforts to obtain the approvals described in Section 4.1.1, 4.1.2 and 4.1.11.

         6.1.7. Purchaser acknowledges and represents and warrants to Seller, that Purchaser, either directly or through affiliates, has purchased automobile dealerships, and continues to own and operate automobile dealerships. As a result, Purchaser is knowledgeable and familiar with all aspects of purchasing, owning and operating automobile dealership, and the potential economic consequences (favorable and unfavorable) that can occur in the purchase and operation of an automobile dealership. Purchaser shall conduct its own due diligence and shall rely solely on its own inspection, examination and investigation in making the decision to purchase the Assets and enter in the transaction described in or contemplated ;by this Agreement, and Purchaser acknowledges that no independent investigation or verification has been or will be make by any of the Seller with respect to the accuracy or completeness of the information supplied by any Seller concerning any of the Assets and of Seller's business. Except for the warranty of title contained in the bill of Sale and the representations and warranties contained in Section 6.2, Seller expressly disclaims any and all representations, warranties, or guarantees, of any kind, oral or written, express or implied, including, without limitation the value, condition, merchantability, marketability, suitability or fitness for a particular use or purpose of any of the Assets. Seller is not, and will not make any representation or warranty express or implied, as to future profitability of the Dealership or whether Purchaser will be able to retain any or all of those franchises if they are so transferred to Purchaser.

         6.2. Seller's. Seller represents and warrants to Purchaser as follows:

         6.2.1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller is qualified to do business in Texas, and Seller has all requisite authority and power to enter into this Agreement. Furthermore, Seller is duly authorized to own, lease or otherwise hold the Assets conveyed under this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein have been authorized by all requisite corporate actions on the part of the Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

         6.2.2. Neither the execution or delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated herein will (i) conflict with or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in the creation of a lien or encumbrance on any of the property conveyed pursuant to this Agreement, pursuant to the Articles of Incorporation or Bylaws of Seller, or any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which any of the Assets conveyed pursuant to this Agreement may be bound or affected; or (ii) violate any law or regulation to which Seller is or will be subject to whereby either them or any of the Assets conveyed pursuant to this Agreement is bound.

         6.2.3. Except for the leased property, Seller has good and marketable title to all the property conveyed pursuant to this Agreement, free and clear of all agreements, obligations, liabilities, security interests, pledges, restrictions, mortgages, liens, claims or encumbrances of any kind or any conditional sale agreement or other title retention agreement, except as specifically set forth on SCHEDULE 6.1.

         6.2.4. Seller, to the best of Seller's knowledge, warrants that there are no actions, suits, claims, investigations or other proceedings pending and there is no action, suit, claim, investigation, proceeding, grievance, or controversy threatened against the Seller that could affect the ability to convey the Assets conveyed pursuant to this Agreement. Furthermore, no governmental agency has at any time challenged or questioned, or commenced or given notice of intention to commence any investigation relating to the Seller's ownership of the Assets conveyed pursuant to this Agreement.

         6.2.5. To the best of Seller's knowledge, the Seller is in compliance in all material respects with all laws, rules, regulations, and other legal requirements relating to the prevention of pollution and the protection of the environment (collectively, "Environmental Laws"). To the best of Seller's knowledge, including all items included in the Phase I Survey, there is no other physical condition existing on any property ever owned or operated by the Company nor are there any physical conditions existing on any other property that may have been affected by the Company's operations which could give rise to any material remedial obligation under any Environmental Laws or which could result in any material liability to any third party pursuant to any Environmental Laws.

         6.2.6. Seller is not aware of any facts or matters of which Purchaser is not aware which would materially and adversely affect Seller's future business operations or the assets acquired hereunder.

         6.2.7. To the best of Seller's knowledge, all historical operating information provided to Purchaser is materially accurate.

         7. Additional Representations and Warranties of Seller and the Stockholders. Prior to Closing, Seller will cause each Stockholder to execute an agreement in which each Stockholder, severally and not jointly, represents and warrants to Purchaser and Group 1 that:

         7.1. Investment Intent. The Seller intends to distribute some or all of the Closing Payment to its stockholders on or shortly after the Closing Date. The Seller and each Stockholder makes the following representations relating to his, her or its acquisition of shares of Group 1 Common Stock: (i) such Stockholder will be acquiring the shares of Group 1 Common Stock to be issued pursuant to the Acquisition to such Stockholder solely for such Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution (except by way of gift to a charitable foundation, provided that such foundation executes a customary investor representation letter with respect to exemptions from the Securities Act of 1933 ("Securities Act") and any applicable state blue sky laws); (ii) such Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of Group 1 Common Stock; (iii) such Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) such Stockholder (A) is able to bear the economic risk of an investment in the Group 1 Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such acknowledge and experience in financial and business matters, and such past participation in investment that he or she is capable of evaluating the merits and risks of the proposed investment in the Group 1 Common Stock, (D) has received and reviewed the SEC Documents, (E) has had an adequate opportunity to ask questions and receive answers from the officers of Group 1 concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current officers and directors of Group 1, the plans for operations of the business of Group 1, the business, operations and financial condition of Group 1 and any plans of Group 1 for additional acquisitions, and (F) has asked all questions of the nature described in the preceding clause (E), and all those questions have been answered to his or her satisfaction; (v) such Stockholder acknowledges that the shares of Group 1 Common Stock to be delivered to such Stockholder pursuant to the Acquisition have not been and will not be registered under the Securities Act or qualified under applicable blue sky laws and therefore may not be resold by such Stockholder without compliance with Rule 144 of the Securities Act; (vi) such Stockholder, if a corporation, partnership, trust or other entity, acknowledges that it was not formed for the specific purpose of acquiring the Group 1 Common Stock; and (viii) without limiting all of the foregoing, such Stockholder agrees not to dispose of any portion of Group 1 Common Stock unless (1) a registration statement under the Securities Act is in effect as to the applicable shares and the disposition is made in accordance with that registration statement, or (2) the Stockholder has notified Group 1 of the proposed disposition, disposition is made though Merrill, Lynch, Pierce, Fenner & Smith Incorporated or Goldman, Sachs & Co., Inc., or any of their successors or affiliates, subject to SEC Rule 144 and such disposition is made in compliance with any other requirements of the Securities Act. SEC Documents means, Group 1's most recent annual report, definitive proxy statement filed with the annual report and Form 10-K.

         7.2.     Restrictions on Transfer of Group 1 Common Stock.

         7.2.1. During the one-year period ending on the anniversary of the Closing Date (the "Restricted Period"), Gregory W. Wessels ("Wessels") will not voluntarily: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of Group 1 Common Stock received by Wessels in the Acquisition or (B) any interest in (including any option to buy or sell) any of those shares of Group 1 Common Stock, in whole or in part, and Group 1 will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose or (ii) engage in any transaction, whether or not with respect to any shares of Group 1 Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Group 1 Common Stock acquired pursuant to this Agreement (including, for example, engaging in put, call, short sale, straddle or similar market transactions). Notwithstanding the foregoing, Wessels may: (i) pledge shares of Group 1 Common Stock, provided that the pledgee of such shares shall agree not to sell or otherwise dispose of any such shares for the Restricted Period; (ii) transfer shares to immediate family members or the estate of any such individual (including without limitation, any transfer by Wessels to or among any trust, custodial or other similar accounts or funds that are for the benefit of his or her immediate family members), provided that such person or entity shall agree not to sell or otherwise dispose of any such shares for the Restricted Period; and (iii) transfer shares by will or laws of descent and distribution or otherwise by reason of such Wessels death. The certificates evidencing the Group 1 Common Stock delivered to Wessels pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as Group 1 may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT, OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE ONE-YEAR PERIOD ENDING ON ________________[DATE THAT IS THE ANNIVERSARY OF THE CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

         7.2.2. Seller and each Stockholder, severally and not jointly with any other person, (i) acknowledges that the shares of Group 1 Common Stock to be delivered to Seller and that Stockholder pursuant to this Agreement have not been and, if applicable, will not be registered under the Securities Act and therefore may not be resold by Seller or that Stockholder without compliance with the Securities Act and (ii) covenants that none of the shares of Group 1 Common Stock issued to Seller or that Stockholder pursuant to this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing shares of Group 1 Common Stock issued pursuant to this Agreement will bear the following legend in addition to the legend prescribed by Section 7.2.1:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR

               INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

               In addition, certificates evidencing shares of Group 1 Common Stock issued pursuant to the Acquisition to Seller and each Stockholder will bear any legend required by the securities or blue sky laws of the state in which Seller or that Stockholder resides.

         8. Indemnification.

         8.1. Purchaser's Obligation to Indemnify. Purchaser shall indemnify and hold Seller harmless from and against any and all liability, loss, damage, or deficiency resulting from: (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Purchaser under this Agreement;
(ii) any misrepresentations in or occasioned by any certificate, document, or other instrument furnished or to be furnished by Purchaser herein; (iii) Purchaser's ownership, management and conduct of the Assets subsequent to Closing; (iv) any misrepresentation, inaccuracy, or failure of any representation or warranty of Purchaser; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, legal fees and expenses incident to any of the foregoing or incurred in investigating or attempting to void the same or to oppose the imposition thereof or in enforcing this indemnity.

         8.2. Seller's Obligation to Indemnify. Seller agrees to indemnify, defend and hold Group 1 and Purchaser harmless (subject to the limitations and conditions set forth in Sections 8.3 and 8.4) from all Indemnifiable Damages (as defined below) resulting from: (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement; (ii) any misrepresentation in or occasioned by any certificate, document, or other instrument or to be furnished by Seller herein; (iii) except for liabilities otherwise assumed, the ownership, management, and operations of, and interests in or to the Assets prior to the Closing of this Agreement; (iv) any misrepresentation, inaccuracy, or failure of any representation or warranty of Seller; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, legal fees and expenses incident to any of the foregoing or incurred in investigating or attempting to void the same or to oppose the imposition thereof or in enforcing this indemnity. Each Stockholder will agree to indemnify, defend an hold Group 1 harmless (subject to the limitations in Section 8.3 and 8.4) from all Indemnifiable Damages resulting from such Stockholder's breach of Section 7.

         8.3. Notice to Indemnifying Party. To be entitled to such indemnification, the party claiming indemnification ("Indemnified Party") shall give the other party ("Indemnifying Party") prompt written notice of the assertion by a third party of any claim with respect to which the Indemnified Party might bring a claim for indemnification herein, and in all events must have supplied such notice to the Indemnifying Party within the applicable period for defense of such claim. This indemnification shall survive the consummation of the transactions contemplated herein and shall remain in effect for a period of four (4) years after the Closing Date. The remedies provided under this section shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies against any other party hereto. At the option of the Indemnifying Party, sums due under this section may be offset against any sums which may be due the Indemnified Party under Any Other Agreement between them.

         8.4. Limitation of Indemnity. Notwithstanding anything to the contrary contained in this Article 8, the Indemnified Party shall have no claim for Indemnifiable Damages unless and until all Indemnifiable Damages incurred under this Section 8.4 of each Related Agreement with each Other Company exceeds Two Hundred Fifty Thousand and no/100 ($250,000.00) ("Basket Amount"), in which event the Indemnifying Party shall be liable for only such Indemnifiable Damages in excess of the Basket Amount; provided, however, that the limitations of (i) this Section 8.4 shall not apply to (i) any fraud or intentional misrepresentation, (ii) any intentional breach under this Agreement, (iii) any misrepresentation or breach under Sections 6.2.1, 6.2.2, 6.2.3 or 3.16 and (iv) any liabilities of Stockholders or Seller other than Assumed Liabilities. Additionally, Seller shall not be liable for Indemnifiable Damages in excess of the Purchase Price, nor shall a Stockholder be liable in excess of the value of the Group 1 stock received by such Stockholder.

         9. Provisions Respecting Employees.

         9.1. Dealership Employees. Seller will notify all of its employees who are engaged at or in connection with the operations of the Dealership (the "Employees") that the Assets are being sold to Purchaser. Seller shall terminate all employees effective on the Closing Date and except as otherwise provided in
Section 9.2, Seller assumes the responsibility and obligation for discharging any and all benefits owed to such terminated employees. Purchaser will receive applications for employment from such employees and will decide in its sole and absolute discretion which persons to hire, if any.

         9.2. Indemnification for Wages, Severance and Other Obligations. Seller shall be liable to the Employees for all wages, severance benefits, and other obligations of any kind whatsoever, including, without limitation, obligations and liabilities under Seller's Plans (as hereinafter defined), which accrued through the day before the Closing and shall hold Purchaser harmless from and indemnify Purchaser against, any and all such liabilities to Employees. Purchaser agrees to carryover the employees "seniority status" with regard to vacation days and other compensated leave. Purchaser shall assume the Seller's obligations for accrued and unused vacation and sick leave on the Closing Date.

         9.3. COBRA Indemnification and Information. Seller shall pay and be liable to Purchaser and shall assume, indemnify, defend and hold harmless Purchaser from and against and in respect of any and all losses, damages, liabilities, taxes, and sanctions that arise under the Consolidated Omnibus Budget Reconciliation Act of 1984 ("COBRA") and the Code, interest and penalties, costs, and expenses (including without limitation disbursements and reasonable legal fees incurred in connection therewith, and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, or judgment) imposed upon, incurred by, or assessed against, Purchaser and any of its employees arising by reason of or relating to any failure to comply with the continuation of health care coverage of COBRA and Sections 601 through 608 of ERISA which failure occurred with respect to any current or prior employee of Seller or any qualified beneficiary of such employee (as defined in COBRA) on or prior to the date of Closing or as otherwise required as a result of any transactions or matters contemplated by this agreement.

         10. General Provisions.

         10.1. Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:

         If to Seller:        Gene Messer Ford, Inc.
                              c/o Gene Messer Ford, Inc.
                              600 W. 19th Street
                              Lubbock, Texas 79416
                              Attn: Greg Wessels

         with a copy to:  Stephen T. Krier, Esq.
                              2112 Indiana
                              Lubbock, Texas  79410-1499

         If to Purchaser: Delaware Acquisitions - F, L.L.C.
                              c/o Robert E. Howard II
                              P.O. Box 14508
                              Oklahoma City, Oklahoma, 73113-0508

         with a copy to: Randall K. Calvert, Esq.
                              6520 N. Western, Suite 100
                              Oklahoma City, Oklahoma  73116

or to such other address, and to the attention of such other person or officer, as either party may designate, at the addresses that the party may designate by like written notice.

         10.2. Exhibits. The exhibits attached hereto or included herein are made a part hereof for all purposes. As used herein, the expression "this Agreement" means the body of this Agreement and such Exhibits; and the expressions "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement and such Exhibits as a whole and not to any particular part or subdivision thereof.

         10.3. Survival of Obligations. The respective representations, warranties, covenants, and agreements of the parties to this Agreement shall survive consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing without expiration.

         10.4. Broker's Fees. Purchaser covenants that it has neither incurred any obligations for commissions, brokers fees or other related matters. Seller covenants that it has not incurred any obligations for commissions, brokers fees or other related matters. It is further agreed that in the event any claims are made for commissions, brokers fees or other related items, the party incurring such obligation shall hold the other harmless therefrom.

         10.5. Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the state of Texas.

         10.6. Attorney's Fees. If this Agreement or any term or provision hereof becomes the subject of litigation, the prevailing party in such litigation will be entitled to recover from the non-prevailing party court costs and reasonable attorney's fees.

         10.7. Entire Agreement. This Agreement and the other agreements of even date herewith (herein "Any Other Agreement") and the agreements attached as exhibits hereto, contains the entire understanding of the parties with respect to the sale of the assets of Seller to Purchaser and supersedes all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and all of them are merged into this Agreement.

         10.8. Severability. Any provision of this agreement which is prohibited or unenforceable, in whole or in part, in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         10.9. Amendment. This Agreement may not be amended by any oral agreement or understanding but only by an amendment in writing executed by the parties hereto.

         10.10. Binding Effect. The terms, conditions and covenants of this Agreement shall apply to, inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. This Agreement or a portion thereof may be assigned by either party upon receipt of the written consent of the non-assigning party.

         10.11. Further Instruments. Seller shall make, execute and deliver in due form, such other and further instruments as Purchaser may deem necessary to carry out and further the purposes of this Agreement.

         10.12. Specific Performance. The parties hereto recognize that the Purchaser's remedies at law for damages in the event of breach of this Agreement are inadequate and accordingly, it is the intention of the parties that the obligations and duties of the parties hereunder shall be enforceable in equity by specific performance, and further the Purchaser's remedy is specifically limited to specific performance.

         10.13. Headings. The section headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         10.14. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement in multiple original on the date first written above.

                                     "PURCHASER"
                                     Delaware Acquisitions - F, L.L.C.,
                                     a Delaware limited liability company


                                     By:  /s/ ROBERT E. HOWARD II
                                        ----------------------------------------
                                              Robert E. Howard II, Manager

                                     "SELLER"
                                     Gene Messer Ford, Inc., a Texas corporation



                                     By:  /s/ GENE MESSER
                                        ----------------------------------------
                                              Gene Messer, President

                            ASSET PURCHASE AGREEMENT
                                   EXHIBIT "A"
                          ALLOCATION OF PURCHASE PRICE
                           AMONG CONVEYED ASSETS UNDER
                               SECTION 1060 OF THE
                    INTERNAL REVENUE CODE OF 1986, AS AMENDED


Class I          Cash and Cash Equivalents                             $

Class II         Certificates of Deposit, U.S. Government
                 Securities, Marketable Stocks or Securities           $

Class III        All other tangible and intangible assets,
                 whether or not depreciable or amortizable,
                 except goodwill (see attached Allocated Exhibit)      $

Class IV         All Section 197 intangibles, except those in the
                 nature of goodwill                                    $

Class V          Goodwill                                              $

Total of Classes, I, II, III, IV, and V                                $

--------------------------------------------------------------------------------

     1.  Date of Sale:  __________, 1999.

     2. Are the aggregate fair market values listed for each of asset Classes I, II and III the amounts agree upon in the sales contract or in a separate written document:

                       [ ] Yes     [ ] No

     3.  Were any of the following purchased or entered into:

     License or covenant not to compete, lease agreement, employment contract, management contract, or similar arrangement with Seller (or managers, directors, owners or employees of Seller)?

                       [ ] Yes     [ ] No

     If "yes," specify (a) type of agreement and (b) maximum amount of consideration (not including interest) paid or to be paid under agreement. Attach separate sheet detailing the above.

     Under the penalties of perjury, the undersigned parties to this Agreement certify that the information provided on this form, to the best of our knowledge and belief, is true, correct and complete.


PURCHASER:                                  SELLER:
Delaware Acquisitions-F, L.L.C.                      Gene Messer Ford, Inc.
Taxpayer ID No. ____________________                 Taxpayer ID No. 75-1531445



BY: ________________________________        BY: ______________________________

                            ASSET PURCHASE AGREEMENT
                                   EXHIBIT "B"
                                 LEASE AGREEMENT

                            ASSET PURCHASE AGREEMENT
                                  EXHIBIT "C1"
                         EMPLOYMENT AGREEMENT - WESSELS

                            ASSET PURCHASE AGREEMENT
                                  EXHIBIT "C2"
                          EMPLOYMENT AGREEMENT - MESSER

                            ASSET PURCHASE AGREEMENT
                                   EXHIBIT "D"
                                 LEASE GUARANTY

                            ASSET PURCHASE AGREEMENT
                                   EXHIBIT "E"
                                  BILL OF SALE

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 2.1
                                FIXED ASSET LIST

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 2.2
                               RETAINED ASSET LIST

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 2.3
                               ASSUMED LIABILITIES

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 2.4
                                  LEASED ASSETS

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 6.1
                             LIENS AND ENCUMBRANCES

                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 6.2
                                 SELLER'S PLANS